UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2017 (January 4, 2017)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 15, 2016, a Nasdaq Hearings Panel (the “Panel”) granted a request from TerraForm Global, Inc. (the “Company”) for an extension until March 27, 2017 in order to regain compliance with Nasdaq’s continued listing requirements with respect to its delayed Form 10-K for 2015 and its delayed Forms 10-Q for 2016.

Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”) requires the Company to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year. Because the Company did not hold an annual meeting during 2016, the Company is not in compliance with the Annual Meeting Rule. On January 4, 2017, the Company received a notification letter from a Senior Director of Nasdaq Listing Qualifications (the “Notification Letter”), which stated that the Company’s failure to hold its annual meeting by December 31, 2016 serves as an additional basis for delisting the Company’s securities and that the Panel will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Global Select Market. The Notification Letter also stated that the Company should present its views with respect to this additional deficiency to the Panel in writing by January 11, 2017. The Company intends to submit a response to the Panel on or prior to that date.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Designation of Mr. David J. Mack to the Board

On January 4, 2017, SunEdison Holdings Corporation, a wholly-owned subsidiary of SunEdison, Inc., exercised its right to designate Mr. David J. Mack to the Board of Directors (the “Board”) of the Company effective immediately. Certain biographical and other information with respect to Mr. Mack is set forth below.

In connection with his designation to the Board, Mr. Mack received restricted stock units representing 37,500 shares of the Company’s class A common stock (the “RSUs”). The RSUs, which were granted pursuant to the Company’s 2014 Long-Term Incentive Plan, dated as of September 28, 2014 (the “Long-Term Incentive Plan”), are subject to the terms and conditions set forth in the Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) entered into between the Company and Mr. Mack. Pursuant to the RSU Award Agreement, the RSUs will vest in full on the earliest of (i) May 25, 2017, (ii) the date Mr. Mack resigns with the consent of the Board, (iii) the date Mr. Mack is removed from the Board without cause, or (iv) the date of a Change in Control (as defined in the Long-Term Incentive Plan). Mr. Mack will also earn annual fees for his service as a director and a member of any committee of the Board on which he may serve. Such annual fee for service as a director will not be prorated for service in 2016. No Board committee appointment or related fee arrangement for serving as a Board committee member has yet been determined for Mr. Mack.

Biography of Mr. Mack

David J. Mack is a restructuring lawyer and investor with over 20 years experience. Most recently he was a Managing Director at Perry Capital LLC, a New York City based investment firm, where he had been since 2009 working on restructurings and complex litigations. Perry Capital LLC is not a parent, subsidiary or affiliate of TerraForm Global, Inc. Prior to Perry, Mr. Mack was a counsel in the bankruptcy and restructuring group at Simpson Thacher & Bartlett LLP where he worked on many complex restructurings including numerous in the power industry. Mr. Mack has also worked at Linklaters LLP in

London and Mallesons Stephen Jaques in Sydney. He is a member of the New York Bar and is also admitted in NSW, Australia and England.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	January 9, 2017	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary